EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Reena Cash
617-779-7892
rcash@amicas.com
AMICAS REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER
ENDED JUNE 30, 2007
Positive cash flow and strong bookings
Boston, MA, July 31 /PRNewswire/ — AMICAS, Inc. (Nasdaq: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the second quarter ended June 30, 2007.
Q2 Financial Highlights
Revenue: Total revenues for the second quarter of 2007 were $12.5 million, compared to $12.2 million for the second quarter of 2006.
Operating Income/Loss: Operating loss for the second quarter of 2007 was $1.4 million, compared to operating loss of $533,000 for the second quarter of 2006.
Net Income/Loss: The Company’s net loss for the second quarter of 2007 was $480,000, or $(0.01) per share, compared to net income of $319,000, or $0.01 per share, for the second quarter of 2006.
In the second quarter of 2007, both operating loss and net loss included $510,000 of non-cash stock-based compensation expense and $740,000 of depreciation and amortization. In the second quarter of 2006, both operating income and net income included $455,000 of non-cash stock-based compensation expense and $804,000 of depreciation and amortization.
Cash and Cash Flow: AMICAS ended the second quarter of 2007 with a cash, cash equivalents, and marketable securities balance of $74.0 million, no long term debt, and working capital of $68.6 million. For the second quarter ended June 30, 2007, net cash provided by operations was $2.0 million.
Fiscal Year-to-Date Financial Highlights
Revenue: Total revenues for the first six months of 2007 were $24.9 million, compared to $26.2 million for the first six months of 2006.
Operating Loss: Operating loss for the first six months of 2007 was $2.1 million, compared to an operating loss of $1.6 million for the first six months of 2006.
Net Income/Loss: The Company’s net loss from continuing operations for the first six months of 2007 was $334,000, or $(0.01) per share, compared to net income from continuing operations of $65,000, or $0.00 per share, for the first six months of 2006.
For the first six months of 2007, both operating loss and net loss included $1.0 million of non-cash stock-based compensation expense and $1.5 million of depreciation and amortization. For the first six months of 2006, both operating loss and net income from continuing operations included $0.5 million of non-recurring charges, $914,000 of non-cash stock-based compensation expense, and $1.6 million of depreciation and amortization.
Cash Flow: For the first six months of 2007, net cash provided by operations was $4.6 million.

Business Perspective
Dr. Stephen Kahane, CEO and chairman of AMICAS, said, “In Q2, we again had good cash flow from operations and continued to make a significant investment in new technology and go-to-market programs related to revenue cycle management. While our market remains somewhat challenged by a variety of reimbursement-related pressures, we are pleased with the sales traction we saw this quarter. Customer interest in our new revenue cycle management software is encouraging.”
Peter McClennen, president and COO of AMICAS, said, “We are pleased with the positive response from customers to our radiology automation solutions — our 44 percent increase in bookings attests to our focus on solving real world problems in the radiology marketplace.”
Mr. McClennen continued, “DRA is having a real impact on all areas of the industry — and we believe that AMICAS’ solutions position our clients for success. Our investment in R&D is evidence of our focus on being the premier provider of radiology automation — we believe that, over the intermediate and long term, this investment will be beneficial for both clients and investors.”
Dr. Kahane added, “Our target market segments continue to have an intense need for automation support. We believe that, more so than others in the market, our solutions help practices and other imaging-related businesses grow and operate more efficiently. We intend to continue to stay close to our customers and prospects and to bring innovative and compelling automation solutions to bear on the challenges facing these practices and related businesses.”
Looking Forward
AMICAS is reiterating guidance and continues to expect 2007 revenues to be between $51.0 million and $55.0 million, with a net loss for fiscal year 2007 between ($0.06) and ($0.01) per share. In addition, AMICAS expects 2007 bookings growth of about 30 percent. Bookings are defined as contractual commitments from customers for licenses, services, hardware, and maintenance/support.
Conference Call
AMICAS will host a conference call on Wednesday, August 1, at 8:30 a.m. Eastern Time to discuss the Company’s 2007 second quarter and fiscal year-to-date results. Investors and other interested parties may dial into the call using the toll free number, 800-909-7113 (Conference ID: 7AMICAS). The conference call will also be available via Webcast at www.amicas.com. Following the conclusion of the call, a replay will be available at 888-219-1269 or 402-220-4945 until September 1, 2007.
AMICAS, Vision Series, Vision Reach, RadStream, and AMICAS Insight are trademarks or registered trademarks of AMICAS, Inc.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS® Vision Series™ products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided a fully-integrated, HIS/RIS-independent PACS, featuring advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight™ Solutions, a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise. HIS and RIS mean hospital information system and radiology information system, respectively.

Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about our anticipated financial and operating results for the remainder of fiscal year 2007. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules and regulations; and other risks affecting AMICAS’ businesses generally and as set forth in AMICAS’ most recent filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the period ended, June 30, 2007, contained in this press release are subject to review by the Company’s independent registered public accounting firm.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$10,823	$7,331
Marketable securities	63,168	64,436
Accounts receivable, net of allowances of $708 and $1,050, respectively	11,780	11,387
Prepaid expenses and other current assets	3,892	4,729

Total current assets	89,663	87,883

Property and equipment, less accumulated depreciation and amortization of $6,478 and $6,155, respectively	1,310	1,369
Goodwill	27,313	27,313
Acquired/developed software, less accumulated amortization of $7,013 and $6,035, respectively	8,987	7,665
Other intangible assets, less accumulated amortization of $1,529 and $1,316, respectively	1,871	2,084
Other assets	540	557

Total Assets	$129,684	$126,871

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,708	$7,155
Accrued employee compensation and benefits	1,312	897
Deferred revenue, including unearned discounts of $328 and $336, respectively	12,022	10,867

Total current liabilities	21,042	18,919

Other liabilities, primarily unearned discounts re: outsourced printing services	235	397

Commitments and contingencies

Stockholders’ equity:
Preferred stock $.001 par value; 2,000,000 shares authorized; none issued	—	—
Common stock $.001 par value, 200,000,000 shares authorized, 51,183,887 and 51,066,966 issued, respectively	51	51
Additional paid-in capital	227,979	226,764
Accumulated other comprehensive loss	(33)	(4)
Accumulated deficit	(97,950)	(97,616)
Treasury stock, at cost, 6,523,392 shares	(21,640)	(21,640)

Total stockholders’ equity	108,407	107,575

Total liabilities and stockholders’ equity	$129,684	$126,871

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Maintenance and services	$9,583	$9,226	$18,791	$18,167
Software licenses and system sales	2,919	2,994	6,144	8,024

Total revenues	12,502	12,220	24,935	26,191

Costs and expenses
Cost of revenues:
Maintenance and services (a)	4,194	3,702	8,186	7,278
Software licenses and system sales, including amortization of software costs of $476, $489, $979 and $979, respectively	1,670	1,389	3,189	4,205
Selling, general and administrative (b)	5,480	5,056	10,857	11,233
Research and development (c)	2,278	2,291	4,300	4,455
Depreciation and amortization	264	315	536	647

	13,886	12,753	27,068	27,818

Operating loss	(1,384)	(533)	(2,133)	(1,627)
Interest income	930	928	1,887	1,787

Gain (loss) from continuing operations, before income taxes	(454)	395	(246)	160
Provision for income taxes	26	76	88	95

Gain (loss) from continuing operations	(480)	319	(334)	65
(Loss) gain on sale of discontinued operations, net of taxes $0, $0, $0 and $248, respectively	—	—		(248)

Net income (loss)	$(480)	$319	$(334)	$(183)

Earnings (loss) per share
Basic:
Continuing operations	$(0.01)	$0.01	$(0.01)	$0.00
Discontinued operations	—	—	—	(0.01)

	$(0.01)	$0.01	$(0.01)	$(0.00)

Diluted:
Continuing operations	$(0.01)	$0.01	$(0.01)	$(0.00)
Discontinued operations	—	—	—	(0.00)

	$(0.01)	$0.01	$(0.01)	$(0.00)

Weighted average number of shares outstanding
Basic	44,568	45,275	44,559	48,089
Diluted	44,568	46,538	44,559	49,666

(a)	— includes $21,000, $8,000, $48,000 and $23,000 in stock-based compensation expense for the three and six months ended June 30, 2007 and June 30, 2006, respectively.

(b)	— includes $0.4 million, $0.4 million, $0.9 million and $0.8 million in stock-based compensation expense for the three and six months ended June 30, 2007 and June 30, 2006, respectively.

(c)	— includes $71,000, $42,000, $133,000 and $87,000 in stock-based compensation expense for the three and six months ended June 30, 2007 and June 30, 2006, respectively.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	March 31,
	2007	2006

Operating activities
Income (loss) from continuing operations	$(334)	$65
Gain from discontinued operations	—	(248)

Net loss	(334)	(183)

Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	537	647
Provisions for (recoveries from) bad debts	(341)	68
Amortization of software development costs	979	979
Non-cash stock compensation expense	1,034	914
Changes in operating assets and liabilities:
Accounts receivable	(52)	1,557
Computer hardware held for resale, prepaid expenses and other	854	(685)
Accounts payable and accrued expenses	969	(3,914)
Deferred revenue including unearned discount	993	1,776
Tax benefit from change in valuation allowance and other	—	57

Cash provided by operating activities	4,639	1,216

Investing activities
Purchases of property and equipment	(264)	(384)
Purchase of software	(2,300)	—
Purchases of held-to-maturity securities	(44,592)	(17,163)
Maturities of held-to-maturity securities	44,174	—
Purchases of available-for-sale securities	(13,587)	(17,497)
Sales of available-for-sale securities	15,240	2,997

Cash used in investing activities	(1,329)	(32,047)

Financing activities
Repurchase of Company Stock	—	(12,140)
Exercise of stock options and warrants	182	1,051

Cash provided by (used in) financing activities	182	(11,089)

Increase (decrease) in cash and cash equivalents	3,492	(41,920)
Cash and cash equivalents at beginning of period	7,331	82,214

Cash and cash equivalents at end of period	$10,823	$40,294

Supplemental disclosure of cash paid during the period for:
Income taxes, net of refunds	$60	$2,362
Non-Cash investing activity:
Unrealized loss on available-for-sale securities	29	—